Exhibit 99.1

Contact: Robert Lentz

(614) 439-6006

SCI Engineered Materials, Inc.

Reports Imposter Scam

COLUMBUS, Ohio (February 10, 2026) SCI Engineered Materials, Inc. (the “Company”) (OTCQB: SCIA), a global supplier and manufacturer of advanced materials for physical vapor deposition thin film applications, reported it was subjected to an imposter scam of $898,325 executed in conjunction with bank fraud. Immediately upon recognition of this event management contacted the Company’s financial institution, filed an IC3 report with the U.S. Federal Bureau of Investigation, and is working with its Insurance carrier. Comprehensive efforts are being actively pursued to recover the funds involved. To date, the Company has not found any evidence of additional fraudulent activity and currently does not believe the incident resulted in any unauthorized access to data or systems maintained by the Company. However, the Company’s investigation into the incident and its impacts on the Company, including its internal controls, remains ongoing. The business and operations were not affected.

About SCI Engineered Materials, Inc.

SCI Engineered Materials is a global supplier and manufacturer of advanced materials for PVD thin film applications and works closely with end users and OEMs to develop innovative, customized solutions. Additional information is available at  www.sciengineeredmaterials.com or follow SCI Engineered Materials, Inc. at:

https://www.linkedin.com/company/sci-engineered-materials.-inc

https://www.facebook.com/sciengineeredmaterials/

https://x.com/SciMaterials

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, customer guidance, forecasts, plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including without limitation, other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. One or more of these factors has affected and could affect the Company's projections in the future. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. Due to the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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